[LOGO] Mellon

       Mellon Investor Services

       A Mellon Financial Company(SM)


                                SERVICE AGREEMENT

                                       FOR

                           SUB-TRANSFER AGENT SERVICES

                                       TO

                       PIONEER MUNICIPAL HIGH INCOME TRUST

      THIS TRANSFER AGENT AGREEMENT (this "Agreement") between Pioneer Investment Management Shareholder Services, Inc., a Massachusetts corporation and a Member of the UniCredito Italiano Banking Group, Register of Banking Groups ("Client") and Mellon Investor Services LLC, a New Jersey limited liability company ("Mellon"), is dated as of July [ ], 2003.

      1. Appointment. Client is the transfer agent for Pioneer Municipal High Income Trust, a Delaware business trust (the "Trust"). Client appoints Mellon as sub-transfer agent, registrar and dividend disbursing agent for the Trust and Mellon accepts such appointment in accordance with the following terms and conditions for all authorized Trust shares of each class of stock listed in Exhibit A hereto (the "Shares").

      2. Term of Agreement.

            (a) Mellon's appointment as transfer agent, registrar and dividend disbursing agent hereunder shall commence on the next business day after Client's records are converted to Mellon's system (the "Effective Date"), and shall continue for a term of three years (the "Initial Term"). Unless either party gives written notice of termination of this Agreement at least 60 days prior to the end of the Initial Term, or any successive three-year term, this Agreement shall automatically renew for an additional three-year term.

            (b) Prior to termination of this Agreement, Client shall provide Mellon with written instructions as to the disposition of records, as well as any additional documentation reasonably requested by Mellon. Except as otherwise expressly provided in this Agreement, the respective rights and duties of Client and Mellon under this Agreement shall cease upon termination of the appointment.

      3. Duties of Mellon. Commencing on the Effective Date, Mellon shall provide the services listed in Exhibit B hereto, in the performance of its duties as sub-transfer agent, registrar, and dividend disbursing agent.

      4. Representations, Warranties and Covenants of Client. Client represents, warrants and covenants from the Trust as to which Mellon is specifically authorized to rely:

            (a) the Shares issued and outstanding on the date hereof (other than shares issued to Pioneer Investment Management, Inc. in connection with the initial capitalization of the Trust) have been duly authorized, validly issued and are fully paid and are non-assessable; and any Shares to be issued hereunder, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable;

            (b) the Shares issued and outstanding on the date hereof have been duly registered under the Securities Act of 1933, as amended (the "Securities Act"), and such registration has become effective, or are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or are exempt from such registration;

            (c) any Shares to be issued hereunder, when issued shall have been duly registered under the Securities Act, and such registration shall have become effective or shall be exempt from such registration; and shall have been duly registered under the Exchange Act, or shall be exempt from such registration;

            (d) the Trust has paid or caused to be paid all taxes, if any, that were payable upon or in respect of the original issuance of the Shares issued and outstanding on the date hereof;

            (e) the execution and delivery of this Agreement, and the issuance and any subsequent transfer of the Shares hereunder, do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or the by-laws of the Trust, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Trust is a party or by which it is bound; and this Agreement is enforceable against the Trust in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally; and

            (f) the Client shall cause the Trust to provide, on or before the Effective Date, the documentation and notifications listed in Exhibit C hereto.

      5. Compensation and Expenses. Commencing on the Effective Date, Client shall compensate Mellon for its services hereunder in accordance with the fee schedules listed in Exhibit B hereto. After the second anniversary of the Effective Date, such fees may be adjusted annually, on or about each anniversary of the Effective Date, by the annual percentage of change in the latest Consumer Price Index of All Urban Consumers (CPI-U) United States City Average, as published by the U.S. Department of Labor, Bureau of Labor Statistics plus one half percent (0.5%). In accordance with Exhibit B hereto, Client shall reimburse Mellon for all reasonable expenses, disbursements or advances incurred by it in accordance herewith. All amounts owed to Mellon hereunder are due upon receipt of the invoice. Delinquent payments are subject to a late payment charge of one and one half percent (1.5%) per month commencing forty-five (45) days from the invoice date. Client agrees to reimburse Mellon for any attorney's fees and any other costs associated with collecting delinquent payments.

      6. Scope of Agency.

            (a) Mellon shall act solely as agent for Client under this Agreement and owes no duties hereunder to any other person other than the Trust. Mellon undertakes to perform the duties and only the duties that are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Mellon.

            (b) Mellon may rely upon, and shall be protected in acting or refraining from acting in reliance upon, (i) any communication from Client, (ii) any communication from any predecessor sub-Transfer Agent or predecessor Transfer Agent or from any Registrar (other than Mellon), predecessor Registrar or co-Registrar, or (iii) any other written instruction, notice, request, direction, consent, report, certificate, or other instrument, paper, document or electronic transmission believed by Mellon to be genuine and to have been signed or given by the proper party or parties. In addition, Mellon is authorized to refuse to make any transfer it deems improper.

            (c) Mellon may consult with counsel (including internal counsel) whose advice shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (d) Any instructions given by Client to Mellon orally shall be confirmed in writing by Client as soon as practicable. Mellon shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions that do not conform with the written confirmation received in accordance with this Section 6(d).

            (e) Mellon may perform any of its duties hereunder either directly or by or through agents or attorneys. Mellon shall not be liable or responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by Mellon hereunder.

            (f) Mellon shall not be obligated to take any legal action hereunder; if, however, Mellon determines to take any legal action hereunder, and, where the taking of such legal action might in Mellon's judgment subject or expose Mellon to any expense or liability, Mellon shall not be obligated to act unless it shall have been furnished with an indemnity satisfactory to it.

      7. Indemnification. Client shall indemnify Mellon for, and hold it harmless against, any loss, liability, claim or expense ("Loss") arising out of or in connection with its duties under this Agreement or this appointment, including the costs and expenses of defending itself against any Loss or enforcing this Agreement, except to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of Mellon's gross negligence or intentional misconduct.

      8. Limitation of Liability.

            (a) In the absence of gross negligence or intentional misconduct on its part, Mellon shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. In no event will Mellon be liable for special, indirect, incidental, consequential or punitive loss or damages of any kind whatsoever (including but not limited to lost profits), even if Mellon has been advised of the possibility of such damages. Any liability of Mellon will be limited in the aggregate to an amount equal to twelve (12) times the monthly administrative fee to be paid by Client as set forth in Exhibit B hereto.

            (b) In the event any question or dispute arises with respect to Mellon's duties hereunder, Mellon shall not be required to act or be held liable or responsible for its failure or refusal to act until the question or dispute has been (i) judicially settled (and, if appropriate, Mellon may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction that is binding on all parties interested in the matter and is no longer subject to review or appeal, or (ii) settled by a written document in form and substance satisfactory to Mellon and executed by Client. In addition, Mellon may require for such purpose, but shall not be obligated to require, the execution of such written settlement by parties that may have an interest in the settlement.

      9. Force Majeure. Mellon shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, civil disobedience, riots, rebellions, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, fires, earthquakes, storms, floods, acts of God or similar occurrences.

      10. Market Data. Client acknowledges that Mellon may provide real-time or delayed quotations and other market information and messages ("Market Data"), which Market Data is provided to Mellon by certain national securities exchanges and associations who assert a proprietary interest in Market Data disseminated by them but do not guarantee the timeliness, sequence, accuracy or completeness thereof. Client agrees and acknowledges that Mellon shall not be liable in any way for any loss or damage arising from or occasioned by any inaccuracy, error, delay in, omission of, or interruption in any Market Data or the transmission thereof.

      11. Bankruptcy; Non-payment; Reorganization. Mellon may suspend transfers and/or terminate this Agreement if (i) Client fails to pay amounts due or defaults on any of its material obligations hereunder; (ii) any proceeding in bankruptcy, reorganization, receivership or insolvency is commenced by or against Client, Client shall become insolvent, or shall cease paying its obligations as they become due or makes any assignment for the benefit of its creditors; or (iii) Client is acquired by or is merged with or into another entity where Client is not the surviving company, or Client sells, transfers or assigns all or substantially all of its assets. Client agrees that in the event this Agreement is terminated for any of the foregoing reasons, all fees earned and expenses incurred by Mellon up to and including the date of such termination, as well as all unrealized fees that Mellon would have earned through the expiration of the then current term had such Agreement remained in effect through such date, shall be immediately due and payable to Mellon upon such termination. Unrealized fees for each month or part thereof in the period commencing on such termination date and ending on the expiration date of the then current term shall be calculated based on the average monthly fees charged to Client by Mellon hereunder for the twelve (12) month period ending on such termination date (or for such shorter period that Client has received services from Mellon hereunder if at the time of such termination, Mellon has not been providing transfer agent services to Client hereunder for a full twelve (12) month period).

      12. Lost Certificates. Mellon shall not be obligated to issue a replacement share certificate for any share certificate reported to have been lost, destroyed or stolen unless Mellon shall have received: (i) an affidavit of such loss, destruction or theft; (ii) a bond of indemnity in form and substance satisfactory to Mellon; and (iii) payment of all applicable fees.

      13. Lost Stockholders. Mellon shall conduct two database searches to locate lost stockholders as required by Rule 17Ad-17 under the Exchange Act, without charge to the stockholder. If a new address is obtained in a database search for a lost stockholder, Mellon shall conduct a verification mailing and update its records for such stockholder accordingly. If a new address is not obtained for any lost stockholders, Mellon shall conduct a more in-depth search for the purpose of locating such lost stockholders using the services of a locating service provider selected by Mellon. The fee charged to the located stockholder may not exceed the lesser of 35% of the asset value of such stockholder's property or the maximum statutory fee permitted by the applicable state jurisdiction.

      14. Notices. All notices, demands and other communications given pursuant to this Agreement shall be in writing, shall be deemed effective on the date of receipt, and may be sent by facsimile, overnight delivery service, or by certified or registered mail, return receipt requested to:

If to Client:                            with an additional copy to:


Pioneer Investment Management            Pioneer Investment Management USA Inc.
Shareholder Services, Inc.               60 State Street
One Cabot Road                           Boston, MA  02109
Medford, MA  02155                       Attn:  General Counsel
Attn:  Peggy Schooley                    Tel:  (617) 422-4980
Tel:  (781) 827-8377                     Fax:  (617) 422-4223
Fax:  (781) 827-8095


If to Mellon:                            with an additional copy to:


Mellon Investor Services LLC             Mellon Investor Services LLC
111 Founders Plaza, Suite 1100           Overpeck Centre
East Hartford, CT 06108                  85 Challenger Road
Attn: Jacqueline Wadsworth               Ridgefield Park, NJ 07660
Tel: (860) 282-3510                      Attn: Legal Department
Fax: (860) 528-6472                      Tel: 201-373-7198
                                         Fax: 201-373-7166

      15. Submission to Jurisdiction; Foreign Law.

            (a) Client hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court sitting in New York City or the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement, and Client hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such United States Federal court. Client hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding or a defense based on the grounds of jurisdiction with respect thereto. The Client agrees that, to the fullest extent permitted by applicable laws, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Mellon shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof. Mellon may consult with foreign counsel, at client's expense, to resolve any foreign law issues that may arise as a result of Client or the Trust being subject to the laws or regulations of any foreign jurisdiction.

      16. Miscellaneous.

            (a) Amendments. This Agreement may not be amended or modified in any manner except by a written agreement signed by both Client and Mellon. Client and Mellon agree to enter into discussions to amend the Fee Schedule (Exhibit B) if the number of shareholders increases or decreases by more than 7% in any 12 month period or the nature of services provided materially changes.

            (b) Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

            (c) Survival of Terms. Sections 5, 7 and 8 hereof shall survive termination of this Agreement.

            (d) Assignment. This Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay. Any attempted assignment in violation of the foregoing will be void.

            (e) Headings. The headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of this Agreement.

            (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is found to violate a law, it will be severed from the rest of the Agreement and ignored.

            (g) Counterparts. This Agreement may be executed manually in any number of counterparts, each of which such counterparts, when so executed and delivered, shall be deemed an original, and all such counterparts when taken together shall constitute one and the same original instrument.

            (h) Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supercedes all prior written or oral communications, understandings, and agreements with respect to the subject matter of this Agreement. The parties acknowledge that the Exhibits hereto are an integral part of this Agreement.

            (i) Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or entity other than Mellon and Client any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Mellon and Client.

      [The remainder of this page has been intentionally left blank. Signature page follows.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

PIONEER INVESTMENT MANAGEMENT SHAREHOLDER SERVICES, INC.


By:
    ---------------------------------
Name:  Peggy Schooley
Title: President and CEO


MELLON INVESTOR SERVICES LLC

By:
    ---------------------------------
Name:  Jacqueline Wadsworth
Title: Vice President

[LOGO] Mellon                                                          Exhibit A

       Mellon Investor Services

       A Mellon Financial Company(SM)


                         STOCK SUBJECT TO THE AGREEMENT

                                                         Number of
                                     Number of           Authorized
                                    Authorized         Shares Reserved
                                 Shares Issued and       for Future
                   Number of       Outstanding          Issuance Under
                  Authorized        (including            Existing
Class of Stock      Shares       Treasury Shares)        Agreements
--------------    ----------     -----------------     ---------------

Common Shares      Unlimited                             unlimited

[LOGO] Mellon                                                          Exhibit B

       Mellon Investor Services

       A Mellon Financial Company(SM)

                  SERVICES TO BE PROVIDED AND SCHEDULE OF FEES
-----------------------------------------------------------------------------------------
Acceptance & Conversion                                                            Waived

Under normal circumstances, Mellon Investor Services
(Mellon) will not charge an acceptance and conversion
fee for the assumption of shareholder records in an
automated tape format. However, Mellon reserves the
right to review the layout and integrity of the
shareholder records prior to waiving the acceptance and
conversion fee. Any charge will be discussed with the
company prior to work commencing. If this Agreement is
terminated prior to the Effective Date, Client shall pay
Mellon's fees and expenses incurred in connection with
conversion services performed up to and including the
date of such termination.
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Issues Covered:                                                                 Common(#)
(additional issues are subject to additional fees.)                          Preferred(#)
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Administration & Account Maintenance

Administration (Per month)                                                      $2,083.33

Mellon will assign a Client Service Manager to consult with Client on all facets of stock transfer administration, including, but not limited to, securities regulations, transfer requirements, structuring of annual meetings, stock option exercises, cash and stock dividends, etc.

Each Active Account Maintained (Per annum - billed
monthly)                                                                            $5.25

Active Account: An account with a share balance greater than zero or outstanding cash balances or taxable income that has not yet been reported to the Internal Revenue
Service.

Each Inactive Account Maintained (Per annum - billed
monthly)                                                                            $3.01

Inactive Account: An account with a share balance equal to zero and no outstanding cash balances and no taxable income to be reported to the Internal Revenue Service.

OFAC Reporting Fee (Per month)                                    Included in Monthly Fee

(the Administration and Account Maintenance fees cover
all of the services, and are subject to the allowances,
listed below)
-----------------------------------------------------------------------------------------

Account Maintenance Functions
o     Opening new accounts
o     Posting debits and credits
o     Maintaining certificate history
o     Placing and releasing stop transfer notations
o     Consolidating accounts
o Coding accounts requiring special handling (e.g. "bad address," "do not mail," "VIP," etc.)
o     Processing address changes
o     Responding to shareholder correspondence
o     Providing a toll-free phone number for shareholder inquiries
o Obtaining and posting Taxpayer Identification Number certifications pursuant to IDTCA regulations
o Maintaining inactive accounts for the purpose of research and tax reporting
o     Closing (purging) inactive accounts that meet selective criteria
o Providing Client and its shareholders with on-line access to shareholder records
o     Maintaining the shareholder's consent to electronic delivery of materials
o     Training on all aspects of Mellon's stock transfer system
o Review and reporting of information required by the Office of Foreign Asset Control

Security Issuance Functions
o Qualifying under the rules of the NYSE and NASDAQ/AMEX to act in the dual capacity as transfer agent and registrar
o Maintaining mail and window facilities for the receipt of transfer requests
o Maintaining and securing unissued certificate inventory and supporting documents
o Examining issuance or transfer requests to ensure that proper authority is being exercised
o Verifying (to the extent possible) that surrendered certificates are genuine and have not been altered
o Verifying that original issuances are properly authorized and have necessary regulatory approval
o In connection with requests for transfer, verifying that Shares issued equal the amount surrendered
o     Place and remove stop orders on Shares
o Verifying that no stop orders are held against Shares submitted for transfer
o     Issuing and registering new securities
o     Recording canceled and issued securities
o     Canceling surrendered certificates
o     Delivering completed transfers
o Processing restricted and legal transfers upon presentment of appropriate supporting documentation
o     Preparing daily transfer or management summary journals
o Replacing lost, destroyed or stolen certificates (charge imposed on shareholder)

Proxy and Annual Meeting Functions
Providing a tape as of record date

                                                                 Allowance           Fee
Number of active accounts maintained                                100            $5.25
Number of legal review items processed                                            $25.00
Number of certificates issued and book entry
credits                                                             250            $2.00
Number of certificates cancelled and book entry
debits                                                              250            $2.00
Number of Stops maintained, per stop, per month                                    $0.05
Number of Stops removed, each                                                      $0.05
Number of additional mailings per year (including                     1        See Below
one enclosure)
Number of reports or analyses                                         5        See Below
Number of lists or labels                                             5        See Below
Number of respondent bank omnibus proxies                            10          $150.00
Number of shareholder telephone calls handled by                     30            $1.50
Interactive Voice Response System
Number of shareholder telephone calls transferred                    15            $5.25
out of the IVR to a Customer Service Representative
Number of correspondence items responding to
shareholder inquiries                                               120           $15.00
Number of Investor ServiceDirect(R)transactions                     100            $1.50
(ISD transactions are defined as any shareholder
transaction initiated through ISD, including, but
not limited to, share sales or purchases,
duplicate statement or tax form requests, address
or pin changes, account changes or updates and
certificate requests)

------------------------------------------------------------------------------------------
Dividend Disbursement Fee                                                        Included
Number of dividends processed per year                                                 12
(the dividend disbursement fee includes all of the
services listed below)
------------------------------------------------------------------------------------------
o     Preparing and mailing checks
o     Reconciling checks
o     Preparing payment register in list form
o     Withholding and filing taxes for non-resident aliens and
      others
o     Filing federal tax information returns
o     Processing "B" and "C" notices received from the IRS
o     Mailing required statements (Form 1099DIV or Form 1042)
      to registered holders
o     Maintaining stop payment files and issuing replacement
      checks
o     Maintaining separate dividend addresses
o     Receiving, verifying and posting funds to cover entire
      dividend distribution on mailing date of checks

------------------------------------------------------------------------------------------
Escheatment Services

Annual Compliance Services                                                       Included
SEC mandated electronic database and new address                        $3.00 per account
retrieval mailing
                                                                        ($250.00 minimum)

Each state mandated due diligence mailing                               $2.50 per account
                                                                        ($250.00 minimum)

In-Depth Search and Location Services                                No charge to company
(Annual compliance services include all of the
services listed below)
------------------------------------------------------------------------------------------
o     Assist in establishing compliance with the unclaimed
      property requirements of all jurisdictions that may have
      a claim on escheatable property held by your
      organization
o     Processing records and property subject to reporting
      based upon current state statutes, rules, and
      regulations
o     Requesting penalty and interest release agreements and
      indemnification from future claim agreements (on
      property remitted) from the states that offer such
      agreements
o     Identifying property that has become escheatable since
      the last filing date
o     Assist in reviewing state regulations to determine if
      there have been any changes in reporting procedures
o     Reporting and remitting property to states

------------------------------------------------------------------------------------------
CLIENT SERVICE DIRECT(R) System Access                                            Included
(the Client ServiceDirect fee includes all of the
services listed below)
------------------------------------------------------------------------------------------
o     Providing client access to Mellon's mainframe inquiry
      and internet based system for management reporting and
      shareholder records
o     Providing daily data on registered shareholders
o     Providing daily access to proxy tabulation file during
      proxy season

------------------------------------------------------------------------------------------
DIRECT REGISTRATION/PROFILE SYSTEM

Enrollment Fee                                                                    Included
Annual Surety Fee                                                                 Included
Stock Distribution Event - full, full and
fractional shares                                                                    $3.50
DRS Fee, per statement                                                               $0.25
Investor directed movement of shares, each transaction                               $3.00
Broker directed movement of shares, each transaction                                 $3.00
DRS/Profile reject fee, each occurrence                                              $5.00
DRS/Profile Broker Authorization Form, per item                                      $1.50

------------------------------------------------------------------------------------------
Electronic Direct Stock Purchase Plan (Separate                               By Appraisal
Agreement with Mellon Bank, N.A)
(the Electronic Direct Stock Purchase Plan fee
includes all of the services listed below)

o     Program set up and administration
o Internet HTML, PDF, company site linking and enrollment wizard

------------------------------------------------------------------------------------------

Corporate Governance and Shareholder Meeting                                  By Appraisal
Consulting (the Corporate Governance and
Shareholder Meeting Consulting fee includes all of
the services listed below)
------------------------------------------------------------------------------------------
o     Introductory call on corporate governance profile and
      proposals
o     Confirmation of Mail Plan: Review of Company shareholder
      profile and proposals for Annual Meeting with best mail
      plan recommendation to maximize savings
o     Vote Report: Set up and delivery of up to 15 Vote
      Reports
o     Consultation in connection with third party proxy
      advisors' recommendations on proposals

------------------------------------------------------------------------------------------
SPECIAL SERVICES

Legending book entry shares, each legend                                             $2.50
Record Storage, per month (includes up to 20                                        $50.00
boxes)
Each additional box                                                                  $2.50
Special Check Handling                                                              $50.00
Company/Trustee distribution set up                                              $1,500.00
(per recordkeeper, per issue)
Per Wire Transfer                                                                   $50.00
------------------------------------------------------------------------------------------

o     Processing returned authorization forms
o     Posting bank information to accounts
o Creating pre-note transactions and sending to clearinghouse
o     Following up on rejects
o     Produce and mail checks for returned items

                   ADDITIONAL SERVICES AVAILABLE UPON REQUEST

-------------------------------------------------------------------------------------------
SHAREHOLDER LISTS AND ANALYSES
(Minimum charge for each of the below services)                                     $250.00
Lists, per name listed                                                                $0.05
Labels, per label printed                                                             $0.05
Analysis, per name passed on database                                                 $0.02
Analysis, per name listed in report                                                   $0.05
Custom Lists or Analyses                                                       By Appraisal
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
STANDARD MAILING SERVICES
(Minimum charge for each of the below services)                                     $500.00
Addressing mailing medium, per name                                                   $0.05
Affixing labels, per label                                                            $0.04
Machine Inserting
     1st Enclosure, per piece                                                         $0.05
     2nd Enclosure, per piece                                                         $0.04
     Each Enclosure thereafter, per piece                                             $0.03
Manual Inserting                                                               By Appraisal
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
OTHER SERVICES
Confidential Proxy Voting                                                      By Appraisal
Dividends - Special Cash Dividends                                             By Appraisal
Electronic Distribution of Materials                                           By Appraisal
Foreign Tax Re-claim                                                           By Appraisal
Householding of Annual Meeting and Other Materials                             By Appraisal
Interactive Online Meeting Services                                            By Appraisal
Logistics Services (including document                                         By Appraisal
transportation, fulfillment, printing and media
placement)
Mailing Quarterly or Periodic Reports                                          By Appraisal
Maintaining Mail Lists                                                         By Appraisal
Secondary Offerings or Closings                                                By Appraisal
Stock Splits and Stock Dividends                                               By Appraisal
Special Meetings                                                               By Appraisal
Survey Tabulation                                                              By Appraisal
-------------------------------------------------------------------------------------------

                     ADDITIONAL SERVICES PROVIDED BY MELLON
--------------------------------------------------------------------------------
In addition to transfer agent services, Mellon Investor Services also provides the following related services. Contact your Sales Representative or Client Service Manager for additional information.

Bank/Broker Distributions

Corporate Stock Buy-Back Services

Custodial Services

Direct Purchase & Dividend Reinvestment Services

Employee Stock Option Plan Administration

Employee Stock Purchase Plan Administration

Escrow Services

Exchange or Tender Offer Processing

Financial Planning Services

Odd-Lot Program Administration

Proxy Solicitation

StockWatch (beneficial owner identification)

Subscription Agent Services

Rights Agency

Warrant Agency
--------------------------------------------------------------------------------

                           EXPENSES AND OTHER CHARGES

Fees and Out of Pocket Expenses: The cost of stationery and supplies, including but not limited to transfer sheets, dividend checks, envelopes, and paper stock, together with any disbursement for telephone, postage, mail insurance, travel for annual meeting, link-up charges for ADP and tape charges from DTC are billed in addition to the above fees. All charges and fees, out of pocket costs, expenses and disbursements of Mellon are due and payable by Client upon receipt of an invoice from Mellon.

With respect to any shareholder mailing processed by Mellon, Client shall, at least one business day prior to mail date, provide immediately available funds sufficient to cover all postage due on such mailing. For any dividend mailing, Client shall, at least one business day prior to the mail date, also provide immediately available funds sufficient to pay the aggregate amount of dividends to be paid.

Share Sale Program: Client hereby appoints Mellon to administer, through Mellon's affiliate, Mellon Bank, N.A., a program allowing Trust's shareholders to liquidate book-entry shares, held in the Direct Registration System ("DRS"), pursuant to the Client's stock purchase and/or dividend reinvestment plan. The charge for each such sale, and the process for selling such shares, shall be as described in the Client's plan. If Client does not have a separate stock purchase or dividend reinvestment plan, then Client hereby appoints and directs Mellon to implement and administer, through Mellon Bank, N.A., a share selling program allowing Client's shareholders to liquidate DRS shares. The transaction fee for each such sale shall be $15.00 plus $0.12 per share. Under the program, upon receipt of a sell request by a registered shareholder, Mellon Bank, N.A. will process the request through FutureShare Financial ("FSF"), a registered broker/dealer and member of NASD/SIPC and an affiliate of Mellon. Proceeds of the sale will be sent to the shareholder in the form of a check (less the transaction fee). Sale requests will typically be combined with other sale requests received from Client shareholders and shares will be submitted in bulk to FSF for sale. Shares will be sold usually within one business day of Mellon's receipt of the sale request, but in no event more than five business days (except where deferral is necessary under state or federal regulations). The price per share received by the selling shareholder will equal the market price Mellon receives for the shares (or if more than one bulk trade is executed on the day the shares are sold, then the price per share shall equal the weighted average market price received for all Client shares sold that day).

Conversion: If an out-of-proof condition exists on the Effective Date, and such condition is not resolved within 90 calendar days thereafter, Client agrees to provide Mellon with funds or shares sufficient to resolve the out-of-proof condition promptly after the expiration of such 90 day period.

Deconversion: Upon expiration or termination of this Agreement, Client shall pay Mellon a fee for deconversion services (e.g., providing shareholder lists and files, producing and shipping records, answering successor agent inquiries). This fee shall be based on Mellon's then-current deconversion fee schedule. Mellon may withhold the Client's records, reports and unused certificate stock pending Client's payment in full of all fees and expenses owed to Mellon under this Agreement.

Legal Expenses, System Modifications: Certain expenses may be incurred in resolving legal matters that arise in the course of performing services hereunder. This may result in a separate charge to cover Mellon's expenses (including the cost of external or internal counsel) in resolving such matters; provided that any legal expenses charged to the Client shall be reasonable.

In the event any federal, state or local laws, rules or regulations are enacted that require Mellon to (i) make any adjustments and/or modifications to its current system, or (ii) provide additional services to Client for which Mellon is not being compensated hereunder, then Client shall compensate Mellon (a) on a pro rata basis proportionate to the Client's registered shareholder base, for the costs associated with making such required adjustments and/or modifications, or (b) according to Mellon's standard fees established, in good faith, with respect to such additional services.

Other Services: Fees for any services provided to Client by or on behalf of Mellon hereunder that are not set forth above will be based on Mellon's standard fees at the time such services are provided or, if no standard fees have been established, an appraisal of the work to be performed.

                                        Pioneer Municipal High Income Trust

Dividend Reinvestment Plan - Schedule of Fees

---------------------------------------------------------------------------------------------------------------------
Transaction Description                               Amount                                            Paid By
---------------------------------------------------------------------------------------------------------------------
Plan establishment fee                             Included                                              Client

Annual program administration fee                  Included                                              Client

Fulfillment processing - mail                      $1.25                                 Per Request     Client
                     Internet                      $5.00                                 Per Request     Client

Reinvestment of Monthly Dividend                   Included up to 100 accts
   Per Dividend                                    $1.60/5% of div to max of             Per             Client
                                                   $3.50                                 participant
   Reinvestment trading fee                        $0.03                                 Per share       Participant

Purchase of shares with additional investment

By Check                                           $5.00                                 Per             Participant
                                                                                         transaction
By individual debit of bank account                $3.50                                 Per             Participant
                                                                                         transaction
By automatic debit of bank account                 $2.00                                 Per             Participant
                                                                                         transaction

Trading fee                                        $.03                                  Per share       Participant

Employee file purchases                            $1.60                                 Per Acct.       Client
   For each payroll site                           $100.00                               Per file per    Client
                                                                                         cycle

Sale of shares - full or fractional                $15.00                                Per             Participant
                                                                                         transaction
   Trading Fee                                        .12                                Per Share       Participant

Safekeeping                                        No charge

Duplicate statement - prior year                   $20.00                                per request     Participant

Insufficient funds or rejected automatic debit     $35                                   Per check or    Participant
                                                                                         debit

Other services including but not limited to:       Per Stock Transfer Agency Contract                    Client
Certificate Issuance
Transfer of shares


Out of pocket expenses including but not           As incurred                                           Client
limited to:
800 number
Forms/brochures
Postage

[LOGO] Mellon                                                          Exhibit C

       Mellon Investor Services

       A Mellon Financial Company(SM)

              DOCUMENTS AND NOTIFICATIONS TO BE DELIVERED TO MELLON
                        UPON EXECUTION OF THIS AGREEMENT

Prior to the Effective Date, Client shall provide Mellon with the following:

1.    An adequate supply of Share certificates.

2. A copy of the resolutions adopted by the Board of Directors of Trust appointing or authorizing the appointment of Mellon as Sub-Transfer Agent and/or Sub-Registrar and Sub-Dividend Disbursing Agent, as the case may be, duly certified by the Secretary or Assistant Secretary of Trust under the corporate seal.

3. A copy of the Declaration of Trust, and all amendments thereto, certified by the Secretary of the Trust.

4. A copy of the By-laws of Trust as amended to date, duly certified by the Secretary of Client under the corporate seal.

5. A certificate of the Secretary or an Assistant Secretary of Client, under its corporate seal, stating as follows:

      a) this Agreement has been executed and delivered pursuant to the authority of Client's Board of Directors;

      b) the attached specimen Share certificate(s) are in substantially the form submitted to and approved by Trust's Board of Trustees for current use, and the attached specimen Share certificates for each Class of Stock with issued and outstanding Shares are in the form previously submitted to and approved by Trust's Board of Trustees for past use;

      c) no shares have been reserved for future issuance except as set forth on the attached list of existing agreements pursuant to which Shares have been reserved for future issuance, which list specifies the number of reserved Shares subject to each such existing agreement and the substantive provisions thereof.

      d) each shareholder list provided to Mellon is true and complete; or no Shares are outstanding;

      e) the name of each stock exchange upon which any of the Shares are listed and the number and identity of the Shares so listed;

      f) the name and address of each co-Transfer Agent, Registrar (other than Mellon) or co-Registrar for any of the Shares and the extent of its appointment, or there are no co-Transfer Agents, Registrars (other than Mellon) or co-Registrars for any of the Shares; and

      g) the officer(s) of Client, who executed this Agreement as well as any certificates or papers delivered to Mellon pursuant to this Agreement, were validly elected or appointed to, and are the incumbents of, the offices they purported to hold at the time of such execution and delivery, are authorized to execute this Agreement as well as all other certificates or papers delivered hereunder, and that their signatures on all such documentation are genuine.

            Such Secretary's certificate shall contain a certificate of an officer of Client, other than the officer executing the Secretary's certificate, stating that the person executing the Secretary's certificate was validly elected to, and is the Secretary or an Assistant Secretary of Client and that his signature on the certificate is genuine.

6. A shareholder list, preferably in machine readable format, certified as true and complete by the person preparing the list, for the issued and outstanding Shares, setting forth as to each holder, his/her name and address, tax identification number certified by the shareholder pursuant to requirements of the Internal Revenue Code and applicable regulations, the number of Shares held, the Share certificate numbers and the existence of any stop orders or other transfer restrictions.

7.    Opinion of counsel for Client, addressed to Mellon, to the effect that:

      a) the Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable;

      b) the Shares issued and outstanding on the date hereof have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective, or are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended, or are exempt from such registration;

      c) the execution and delivery of this Agreement do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Declaration of Trust or the by-laws of Client, the laws of the Commonwealth of Massachusetts, or the Delaware Statutory Trust statute, any order or decree of any court or public authority having jurisdiction know to such counsel, or any mortgage, indenture, contract, agreement or undertaking to which Client is a party and which are filed as exhibits to the Trust's Registration Statement; and

      d) this Agreement is enforceable against Client in accordance with it terms, except as limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally.

8.    A completed Internal Revenue Service Form 2678.

Client further agrees to deliver an opinion of counsel as provided in this Exhibit C, Section 7(a) and (b) upon any future original issuance of Shares for which Mellon will act as transfer agent hereunder.

                             NOTIFICATION OF CHANGES

Client shall promptly notify Mellon of the following:

1. Any change in the name of Trust, amendment of its Declaration of Trust or its by-laws;

2. Any change in the title of a Class of Shares from that set forth in the first column of Exhibit A;

3. Any change in the Number of Authorized Shares from that set forth in the second column of Exhibit A;

4. Any change in existing agreements or any entry into new agreements changing the Number of Authorized Shares Reserved for Future Issuance Under Existing Agreements from that listed in the fourth column of Exhibit A hereto;

5. Any change in the number of outstanding Shares subject to stop orders or other transfer limitations;

6.    The listing or delisting of any Shares on any stock exchange;

7. The appointment after the date hereof of any co-Transfer Agent, Registrar (other than Mellon) or any co-Registrar for any of the Shares;

8. The merger of Trust into, or the consolidation of Trust with, or the sale or other transfer of the assets of Trust substantially as an entirety to, another person; or the merger or consolidation of another person into or with Trust; and

9. Any other change in the affairs of Trust of which Mellon must have knowledge to perform properly its duties under this Agreement.


                                      C-4